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                                                                    EXHIBIT 5.1

                     MORRISON COHEN SINGER & WEINSTEIN, LLP
                              750 Lexington Avenue
                            New York, New York 10022
                            Telephone: (212) 735-8600
                            Facsimile (212) 735-8708

                                                               August 3, 2001

Take-Two Interactive Software, Inc.
575 Broadway
New York, New York 10012

         Re: Registration Statement on Form S-3

Dear Sirs:

         We refer to a Registration Statement on Form S-3 (the "Registration Statement") filed by you, Take-Two Interactive Software, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Act of 1933, as amended, with the Securities and Exchange Commission thereby registering an aggregate of 1,300,000 shares of common stock, $.01 par value per share (the "Common Stock"), all of which are being registered for resale by the selling stockholders, each a stockholder of the Company.

         We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below.

         Based upon the foregoing, we are of the opinion that the Common Stock has been duly and validly authorized and issued and is fully paid and nonassessable.

         We hereby consent to the use of this opinion in the above-mentioned Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                            Very truly yours,

                       /s/ Morrison Cohen Singer & Weinstein, LLP
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                       MORRISON COHEN SINGER & WEINSTEIN, LLP